Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated [•], 2025 is made and entered into by and among Heidmar Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Rhea Marine Ltd., a corporation organized under the laws of the Republic of the Marshall Islands (“Rhea”) and Maistros Shipinvest Corp., a corporation organized under the laws of the Republic of the Marshall Islands corporation (“Maistros”) (each of Rhea and Maistros, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, being referred to herein as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, on June 18, 2024, the Company, Heidmar Inc. (“Heidmar”), the Holders, HMR Merger Sub, Inc. and MGO Global, Inc. entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things, the Holders agreed to transfer all of their outstanding shares of Heidmar to the Company, in consideration for which the Company will issue to each of the Holders a number of Common Shares as set forth in the Business Combination Agreement, and Heidmar will become a wholly-owned subsidiary of the Company (the transactions contemplated by the Business Combination Agreement, the “Merger”);

WHEREAS, certain directors, officers and affiliates of the Company and certain shareholders of Heidmar have entered into one or more Lock-Up/Leak Out Agreements, dated [•], 2025 (each a “Lock-up Agreement”), pursuant to which, among other things such directors and officers of the Company and shareholders of Heidmar agreed not to transfer any equity securities of the Company held by any of them during the lock-up period(s) described therein, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

ARTICLE 1

DEFINITIONS

1.1 Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below.

“Affiliate” means with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that for purposes of this Agreement, Maistros (and any Person controlled by or controlling Maistros) and Rhea (and any Person controlled by or controlling Rhea) shall not be deemed Affiliates of the other; and provided, further, that the Company and any subsidiaries of the Company shall not be deemed to be Affiliates of Maistros and Rhea and their Affiliates.

“Agreement” has the meaning given in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Combination Agreement” has the meaning given in the Recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Closing Date” means the date of the consummation of the Merger pursuant to and as contemplated by the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means shares of common stock of the Company.

“Company” has the meaning given in the Preamble.

“Demand Registration” has the meaning given in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” means Form F-1 under the Securities Act, or any similar long-form registration statement that may be available at a given time, including, if the Company is not eligible to use a Form F-1, a Form S-1.

“Form F-3” means Form F-3 under the Securities Act, or any similar short-form registration statement that may be available at a given time, including, if the Company is not eligible to use a Form F-3, a Form S-3.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Heidmar” has the meaning given in the Recitals hereto.

“Holders” has the meaning given in the Preamble.

“Indemnification Exceptions” has the meaning given in Section 4.1.3.

“Indemnified Party” has the meaning given in Section 4.1.3.

“Indemnifying Party” has the meaning given in Section 4.1.3.

“Inspectors” has the meaning given in Section 3.1.7.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Lock-up Agreement” has the meaning given in the Recitals hereto.

“Maistros” has the meaning given in the Preamble.

“Maximum Number of Securities” has the meaning given in Section 2.5.3.

“Merger” has the meaning given in the Recitals hereto.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” has the meaning given in Section 2.2.2(d).

“Overnight Offering” means an offering of Registrable Securities, conducted on a non-underwritten basis, including a “bought deal,” “block trade,” “registered direct offering,” or other similar transaction, but excluding, for the avoidance of doubt, ordinary open market trades.

“Participating Holder” means any Holder that elects to include its Registrable Securities in a Demand Registration pursuant to Section 2.1.1, an Underwritten Offering pursuant to Section 2.1.2 or 2.2.4, whether as the Requesting Holder or otherwise, or a Piggyback Registration pursuant to Section 2.3.1.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning given in Section 2.3.1.

“Proceeding” has the meaning given in Section 4.1.3.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Records” has the meaning given in Section 3.1.7.

“Registrable Security” means, with respect to any Holder:

(a) the Common Shares held by such Holder as of the date of this Agreement or acquired prior to the transactions contemplated by the Business Combination Agreement, if any,

(b) the Common Shares held by such Holder immediately after the consummation of the transactions contemplated by the Business Combination Agreement,

(c) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Common Shares,

(d) any Common Shares or securities or other instruments convertible into Common Shares acquired by such Holder after the date of this Agreement, and

(e) any other equity security of the Company issued or issuable with respect to any such Common Share by way of a stock dividend or stock split or a share capitalization or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization;

provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:

(A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement;

(B) such securities shall have been otherwise transferred, new certificates or a new book entry position for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act;

(C) such securities shall have ceased to be outstanding;

(D) (i) such securities may be sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission) or any other rule promulgated under the Securities Act, without being subject to the volume, manner of sale or other restrictions therein, and (ii) the holder of such securities, together with its Affiliates, holds less than 5% of the total outstanding capital stock of the Company (on a fully diluted basis); or

(E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Demand” has the meaning given in Section 2.1.1.

“Registration Expenses” means the out-of-pocket expenses of a Registration (including any Underwritten Offering or Demand Offering), including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which the Common Shares are then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) fees of transfer agents and registrars;

(f) all expenses related to any “road show” including the reasonable out-of-pocket expenses of the selling shareholders;

(g) travel expenses;

(h) costs of insurance;

(i) the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system;

(j) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any comfort letters required by or incident to such performance);

(k) reasonable fees and expenses (plus disbursements) of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities to be registered for offer and sale in the applicable Registration or Shelf Takedown for each such Registration or Shelf Takedown; and

(l) the fees and expenses of other Persons retained by the Company.

“Registration Statement” means any registration statement that covers the offer or sale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Release Date” means the date that Rhea and Maistros are permitted to sell their Registrable Securities under the terms of the Lock-Up Agreements.

“Request” means a Registration Demand or a Shelf Takedown Demand.

“Requesting Holder” means the Holder delivering a Request.

“Rhea” has the meaning given in the Preamble.

“SEC Guidance” has the meaning given in Section 2.2.2(d).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Demand” has the meaning given in Section 2.2.1.

“Shelf Registration Statement” means a Registration Statement filed on Form F-3 covering the sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Shelf Holder” has the meaning given in Section 2.2.3.

“Shelf Takedown” means an offering of Registrable Securities that is registered on a Shelf Registration Statement which, without limitation, may include an Underwritten Offering or an Overnight Offering.

“Shelf Takedown Demand” has the meaning given in Section 2.1.4.

“Suspension Period” means any period during which the Board determines that:

(a) it would be necessary in a Registration Statement or Prospectus for an offer or sale of “restricted securities” (as such term is used by applicable securities laws) to disclose material non-public information about the Company in order to for the Registration Statement or Prospectus to not contain a Misstatement, and

(b) that the disclosure of such material non-public information would be materially detrimental to the business of the Company;

provided, that (i) the Board shall not make such a determination more than twice in any one-year period, (ii) the length of all Suspension Periods in any one-year period cannot exceed 120 days, and (iii) the length of any single Suspension Period may not exceed 60 days.

“Transfer” means, directly or indirectly, to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract (including any profit or loss sharing arrangement) with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE 2

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the Release Date, Rhea and/or Maistros may make a written demand (a “Registration Demand”) that the Company register the sale of all or part of their Registrable Securities (a “Demand Registration”). The Registration Demand shall describe the amount and type of securities to be included in the Demand Registration and the intended method(s) of distribution thereof. The Company shall, within ten days of receiving the Registration Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of its Registrable Securities in the Demand Registration shall so notify the Company, in writing, within five days after the receipt by the Holder of the notice from the Company. The Company thereafter shall (i) as soon as practicable, and in any case not more than 45 days, after the Company’s receipt of the Registration Demand, file a Registration Statement in respect of all Registrable Securities the Participating Holder(s) requested to register in such Demand Registration, and (ii) cause that Registration Statement to be declared effective as soon as practicable thereafter.

2.1.2 Underwritten Offering. Subject to the provisions of Sections 2.4 and 2.5 hereof, if the Requesting Holder(s) advise the Company as part of their Demand Registration that the offering of the Registrable Securities shall be in the form of an Underwritten Offering, then the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in the Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.1.3 Effective Registration. Notwithstanding the provisions of Section 2.1.1 above or any other part of this Agreement, a Registration that includes an Underwritten Offering shall not count as an Underwritten Offering for the purposes of Section 2.5.2 unless and until:

(i) the Company has filed with the Commission the Registration Statement referred to in Section 2.1.1(i) above, and the Commission has declared that Registration Statement to be effective,

(ii) the Company has complied with all of its obligations under this Agreement with respect thereto, and

(iii) all of the Registrable Securities the Participating Holder(s) requested to register in such Demand Registration have been sold, in accordance with Section 3.1 of this Agreement (taking into account any reduction pursuant to Section 2.5);

provided, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) a majority-in-interest of the Participating Holder(s) thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.4 Demand Registration Withdrawal. A majority-in-interest of the Participating Holder(s) in a Demand Registration under Section 2.1.1 shall have the right to withdraw from a Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.4; provided, that if the Holders participating in an Underwritten Offering pursuant to a Demand Registration reimburse the Company for all Registration Expenses incurred by the Company in connection with such Underwritten Offering, then such Underwritten Offering shall not count as an Underwritten Offering for the purposes of Section 2.5.2.

2.2 Shelf Registration.

2.2.1 Request for Shelf Registration. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the date on which the Company becomes eligible to file on Form F-3, Rhea and/or Maistros may make one or more written demands (collectively, a “Shelf Demand”) that the Company register the sale of all or part of their Registrable Securities for sale on a Shelf Registration Statement. The Shelf Demand shall describe the amount and type of securities to be included in the Shelf Registration Statement and the intended method(s) of distribution thereof. The Company shall, within ten days of receiving the Shelf Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of its Registrable Securities in the Shelf Registration shall so notify the Company, in writing, within five days after the receipt by the Holder of the notice from the Company. The Company thereafter shall (i) as soon as practicable, and in any case not more than 25 days, after the Company’s receipt of the Shelf Demand, file a Shelf Registration Statement in respect of all Registrable Securities that Holder(s) have validly requested to register in such Shelf Registration, and (ii) cause that Shelf Registration Statement to be declared effective as soon as practicable thereafter in accordance with Section 2.2.2(c) below.

2.2.2 Maintain Effectiveness.

(a) If any Shelf Registration Statement filed pursuant to Section 2.2.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a Shelf Registration Statement on an appropriate form as promptly as practicable to replace the Shelf Registration Statement on Form F-3 and have such replacement Shelf Registration Statement declared effective as soon as reasonably practicable following the filing thereof with the Commission. If the Company once again becomes eligible to use Form F-3, the Company shall use its commercially reasonable efforts to convert the replacement Shelf Registration Statement to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. Any Registration Statement filed with the Commission shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

(b) Notwithstanding the registration obligations set forth in this Section 2.2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or another available form); provided, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders and included in the Shelf Registration Statement, subject to a determination by the Commission that, in order for the offering under the Shelf Registration Statement to be considered a secondary offering, certain Holders must be reduced first based on the number of Registrable Securities beneficially owned by such Holders. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 (or another available form) to register for resale those Registrable Securities that Holder(s) had validly requested to register in such Shelf Registration and that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement.

(c) The Company agrees to use commercially reasonable efforts to cause any Shelf Registration Statement or New Registration Statement or replacement Shelf Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof, including if necessary, by filing with the Commission a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder.

(d) The Company shall maintain the Shelf Registration Statement and any New Registration Statement or replacement Shelf Registration Statement in accordance with the terms hereof and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the applicable Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities; provided, that during any Suspension Period, the Company may delay the filing of such amendments until five Business Days after the conclusion of the Suspension Period. In the event that the Shelf Registration Statement is no longer available for the registration of securities, the Company shall, as soon as practicable, file and cause to become effective a new Shelf Registration Statement to replace the Shelf Registration Statement.

2.2.3 Additional Registerable Securities. In the event that any Holder that is an affiliate (as such term is defined pursuant to Rule 144) of the Company holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of such Holder and in accordance with Commission guidance, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, an existing Shelf Registration Statement (including by means of a post-effective amendment) or a new Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing, with such Registration subject to the terms hereof; provided, that the Company shall not be required to cause such Registrable Securities to be so covered within 180 days of fulfilling a previous request under this Section 2.2.3.

2.2.4 Shelf Takedowns. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the filing and effectiveness of the Shelf Registration Statement or any other Shelf Registration Statement, Rhea and/or Maistros may make a written demand (a “Shelf Takedown Demand”) for a Shelf Takedown in respect of all or part of its Registrable Securities included in that Shelf Registration Statement. The Company shall, within five Business Days of its receipt of the

Shelf Takedown Demand, notify, in writing, of such demand all other Holders that have Registrable Securities included in the relevant Shelf Registration Statement (the “Shelf Holders”), and each Shelf Holder that wishes to include all or a portion of its Registrable Securities in the Shelf Takedown shall so notify the Company, in writing, within five days after it receives the notice from the Company; provided, that in the event of a Shelf Takedown Demand for an Overnight Offering, the Company must provide notice of the Shelf Takedown Demand within one day of receipt of the Shelf Takedown Demand, and the Shelf Holders shall have one additional day to elect to include Registrable Securities after receipt of the Company’s notice. As soon as practicable thereafter, the Company shall facilitate an Shelf Takedown of all Registrable Securities the Shelf Holders timely request to include in the Shelf Takedown, subject to reduction pursuant to Section 2.5.3. The right of any Holder to include its Registrable Securities in a Shelf Takedown shall be conditioned upon such Holder’s participation in the Underwritten Offering, including entering into an underwriting agreement and ancillary documents, including but not limited to a lock-up agreement, if applicable, in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.5 Shelf Takedown Withdrawal. A majority-in-interest of the Holders participating in a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification to the Company and any Underwriter, or Underwriters, of their intention to withdraw from such Shelf Takedown prior to the confirmation of sales to investors. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to a withdrawal under this Section 2.2.5; provided, that if the Holders participating in such Shelf Takedown reimburse the Company for all Registration Expenses incurred by the Company in connection with such Shelf Takedown, then such Shelf Takedown shall not count as an Underwritten Offering or Shelf Takedown for the purposes of Section 2.5.2.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of other holders of the Company (or both), other than a Registration Statement:

(a) filed solely in connection with any employee share option or other benefit plan,

(b) for an exchange offer or offering of securities solely to the Company’s existing shareholders, or

(c) for a dividend reinvestment plan

(such Registration a “Piggyback Registration”), then the Company shall give written notice of that proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than 15 calendar days before the anticipated filing date of the Registration Statement, which notice shall:

(i) describe the amount and type of securities to be included in the offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and

(ii) offer to each of the Holders of Registrable Securities the opportunity to include the sale of its Registrable Securities in that Registration Statement on the same terms and conditions as the Company’s or such other holder’s securities, by providing notice in writing specifying the number of Registrable Securities such Holder wishes to include no later than 10 days after receipt of the Company’s notice.

The Company shall, in good faith, cause each Participating Holder’s Registrable Securities to be included in the Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to include each Participating Holder’s Registrable Securities in a Piggyback Registration and permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution on the same terms and conditions as any similar securities of the Company. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter, or Underwriters, in a Piggyback Registration advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration, in good faith, that the dollar amount or number of the Common Shares that the Company desires to sell, taken together with (x) the Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders hereunder, and (y) the Registrable Securities as to which Registration has been requested pursuant to Section 2.3.1 hereof, and (z) the Common Shares, if any, as to which other shareholders of the Company have requested Registration, exceeds the Maximum Number of Securities, then the Company shall include in the Underwritten Offering the Maximum Number of Securities in the following order of priority:

(a) if the Registration is undertaken for the Company’s account,

(i) first, the Common Shares or other equity securities that the Company desires to sell,

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3.1 hereof, pro rata, based on the respective number of Registrable Securities requested to be registered by the Holders or in such manner as they may otherwise agree; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares, if any, as to which other shareholders of the Company have requested Registration; and

(b) if the Registration is pursuant to a demand by persons or entities, other than the Holders of Registrable Securities, pursuant to separate written contractual arrangements with such persons or entities,

(i) first, the Common Shares or other equity securities of such demanding persons or entities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3.1, pro rata, based on the respective number of Registrable Securities requested to be registered by the Holders or in such manner as they may otherwise agree;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other equity securities, if any, that the Company desires to sell; and

(iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Shares, if any, as to which other shareholders of the Company have requested Registration.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for all Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, there is no limit on the number of Registrations that may be effected under Section 2.3 hereof, and no Registration effected pursuant to Section 2.3 hereof shall be counted as an Underwritten Offering or Shelf Takedown for the purposes of Section 2.5.2.

2.4 Restrictions on Registration Rights. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to effect a Demand Registration or an Underwritten Offering:

(a) within 90 days following the conclusion of the distribution in a prior Underwritten Offering or Piggyback Registration (provided, that the Company provided the notice and otherwise complied with the requirements of Section 2.3 in respect of such Piggyback Registration);

(b) within 30 days prior to a planned Registration for the Company’s account or for the account of shareholders other than Holders pursuant to contractual arrangements with such other shareholders;

(c) during any Suspension Period;

(d) if the Demand Registration or Underwritten Offering would be in respect of Registrable Securities having a value (based on the average closing price of a Common Share for the ten trading days preceding the delivery of the Registration Demand or Shelf Takedown Demand, as applicable) of less than $2.5 million or any lesser remaining amount of Registrable Securities then held by the Requestion Holder(s); or

(e) if the Holder(s) have requested an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer;

provided, that in each case the Company provides the Holder(s) with a written notice specifying the reasons therefore and the anticipated date by which it can proceed with an Underwritten Offering.

2.5 Underwritten Offerings and Shelf Takedowns.

2.5.1 Selection of Underwriters. In the event of an Underwritten Offering, Rhea and Maistros, acting together (or, if either Rhea or Maistros are not participating in the offering, the other of them, acting alone), shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally recognized investment banks reasonably agreed to between such Holder(s) and the Company.

2.5.2 Limits on Underwritten Offerings. The Company shall be obligated to effect an Underwritten Offering pursuant to Section 2.1.2 or a Shelf Takedown pursuant to Section 2.2.4 no more than three times in the aggregate where Maistros is the Requesting Holder and three times in the aggregate where Rhea is the Requesting Holder.

2.5.3 Reduction of Underwritten Offering. If the managing Underwriter, or Underwriters, in an Underwritten Offering advises the Company and the Participating Holders, in good faith, that the dollar amount or number of Registrable Securities that the Participating Holders desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and that any other shareholders desire to sell pursuant to separate written contractual piggy-back registration rights, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in the Underwritten Offering the Maximum Number of Securities in the following order of priority:

(a) first, the Registrable Securities of the Participating Holders (pro rata based on the respective number of Registrable Securities that each Participating Holder has requested be included in such Underwritten Offering, regardless of the number of Registrable Securities with respect to which such Participating Holders have the right to request inclusion);

(b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Common Shares or other equity securities that the Company desires to sell; and

(c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

ARTICLE 3

COMPANY PROCEDURES

3.1 Registration Procedures. Subject to the provisions of Article 2 hereof, in connection with the registration of the sale or Transfer of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter, and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Participating Holder(s), if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the Commission relating to the Registration Statement and such other documents as the Participating Holder(s) may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

3.1.2 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate in the preparation of the Registration Statement;

3.1.3 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding;

3.1.4 notify the Participating Holder(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment or supplement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.1.5 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.6 enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to the Company) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, including participation in road shows and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;

3.1.7 make available for inspection by the Participating Holder(s), any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for the Participating Holder(s) and the Underwriter and any accountant or other agent retained by the Participating Holder(s) or any such Underwriter (collectively, the “Inspectors”), access to the financial and other records, corporate documents and properties of the Company (collectively, the “Records”) and opportunities to discuss the business of the Company with its officers and independent public accountants who have issued audit reports on its financial statements, in each case, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

3.1.8 use commercially reasonable efforts to obtain and deliver to the Underwriters and the Participating Holder(s) a comfort letter from the independent registered public accounting firms for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Participating Holder(s) may reasonably request;

3.1.9 use commercially reasonable efforts to obtain and deliver to the Underwriters and the Participating Holder(s) a 10b-5 statement and legal opinions from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Participating Holder(s) may reasonably request;

3.1.10 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.11 otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

3.1.12 use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as a Holder reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.12, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

3.1.13 use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable each Holder to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.13, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

3.1.14 advise the Underwriters, if any, and Holders promptly and, if requested by such Persons, confirm such advice in writing, of the issuance or the threatening of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

3.1.15 if requested by a Holder or the Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as a Holder and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

3.1.16 (A) cause the Company’s Representatives to supply all information reasonably requested by the Participating Holder(s), or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide the Participating Holder(s) and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

3.1.17 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (provided that any such notice may be made by the issuance of a press release including such information);

3.1.18 use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on each securities exchange on which securities of the same class issued by the Company are then listed; and

3.1.19 otherwise, in good faith, use commercially reasonable efforts to cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, (i) the Company and Participating Holder(s) agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other Law, the Company will not require any Participating Holder to make any representation, warranty or agreement in such agreement other than with respect to such Participating Holder, the ownership of such Participating Holder’s securities being registered and such Participating Holder’s intended method of disposition) and (ii) each Participating Holder agrees to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, powers of attorney, holdback agreements, letters and other documents customarily required under the terms of such underwriting arrangements. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of each Participating Holder. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with an Underwritten Offering, and such failure to be met or waived is not attributable to the fault of a Participating Holder, such Underwritten Offering will not be deemed exercised.

3.3 Registration Expenses. The Company will pay all Registration Expenses incurred in connection with any Demand Registration or Underwritten Offering. The Participating Holder(s) will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its account and transfer taxes, if any, relating to the sale or Transfer of such securities.

3.4 Conditions to Offerings. The obligations of the Company to take the actions contemplated by Sections 2.1, 2.2, 2.3 and 3.1 with respect to an offering of Registrable Securities shall be subject to the following conditions:

3.4.1 each Participating Holder shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale (or Transfer) of securities;

3.4.2 each Participating Holder shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

3.4.3 the Company may require the Participating Holder(s) to furnish to the Company such information regarding the Participating Holder(s) or the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws.

3.5 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company of the beginning of a Suspension Period, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the applicable Misstatement, if any (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or that the Suspension Period has ended. The Company shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.5 or upon the termination of any Suspension Period (including due to the length of any Suspension Period exceeding the maximum number of days permitted).

3.6 Reporting Obligations. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company agrees that it will timely file the reports required to be filed by it (and submit electronically to the Commission every interactive data file required to be submitted) under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and it will take such further action as the Holders reasonably may request, all to the extent required from time to time to enable the Holders to sell or otherwise Transfer Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Commission. The Company covenants that if the Company is not required to file such reports, it will, upon the request of any party hereto, make publicly available such information as necessary to permit sales by affiliates pursuant to Rule 144 or Regulation S under the Securities Act, and it will use reasonable best efforts to take such further action as any party hereto may reasonably request, in each case to the extent required from time to time to enable such party hereto to sell the securities of the Company without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE 4

INDEMNIFICATION

4.1 Indemnification.

4.1.1 In connection with any registration of Registrable Securities pursuant to this Agreement, the Company agrees to indemnify, defend and hold harmless each Holder, its partners, directors, members, officers and employees, and any Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Holder or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), prospectus or preliminary prospectus contained therein, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Holder, its partners, directors, members, officers or controlling Persons furnished in writing by or on behalf of the Holder to the Company expressly for use in, the Registration Statement, prospectus or preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, prospectus or preliminary prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, prospectus or preliminary prospectus or was necessary to make such information not misleading. Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 4.1 shall not inure to the benefit of any Holder from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that the Holder sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale or Transfer and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

4.1.2 In connection with any Registration Statement, each Holder will furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests, including information relating to such Holder for use in connection with any such Registration Statement, prospectus or preliminary prospectus, and each Holder agrees to severally, but not jointly (and not jointly and severally), indemnify, defend and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders, but only in connection with information relating to the relevant Holder, as the case may be, furnished to the Company in writing by or on behalf of such Holder expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 If any claim, action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or a Holder (as applicable, the “Indemnifying Party”) pursuant to Sections 4.1.1 and 4.1.2, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such Indemnified Party of notice of the Proceeding, and shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the Indemnifying Party from any of its obligations under this Agreement except and only to the extent that the Indemnifying Party is materially prejudiced by such failure (through the forfeiture of substantive rights or defenses); and provided, further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under this Section 4.1. In case any such Proceeding shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, (x) the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith (such cooperation to include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder), subject to applicable Law and ethical requirements, and (y) the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof; provided, if in the Indemnified Party’s reasonable judgment (1) there may be one or more legal or equitable defenses available to such Indemnified Party which are in addition to or may conflict with those available to another Indemnified Party or (2) a conflict of interest between the Indemnified Party and the Indemnifying Party may exist with respect to such Proceeding (the “Indemnification Exceptions”), then the Indemnifying Party shall not assume the defense of such claim, and the Indemnified Party may select and retain counsel reasonably satisfactory to the Indemnified Party at the cost of the Indemnifying Party. For the avoidance of doubt, the Indemnified Party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. If the Indemnifying Party elects not to assume the defense of such Proceeding, it is understood that, except in the case of the Indemnification Exceptions, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such Indemnified Party. In the event the Indemnified Party assumes the defense of the Proceeding, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such Proceeding, subject to applicable ethical and legal requirements. The Indemnifying Party shall not be liable for any settlement of a Proceeding that an Indemnified Party may effect without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party. The Indemnifying Party shall pay or cause to be paid all amounts arising out of any settlement to which it consented or any judgment issued in accordance with the terms of such settlement or judgment.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or Affiliate of such Indemnified Party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any Indemnified Party for contribution (pursuant to Section 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall to the extent permitted by law contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, (iii) hand delivery or (iv) electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received (a) in the case of mailed notices, on the fourth Business Day following the date on which it is mailed, (b) in the case of notices delivered by courier service or hand delivery, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation and (c) in the case of delivery by email, upon sending of such email without subsequent notice of misdelivery or rejection. Any notice or communication under this Agreement must be addressed, if to the Company, to: [•], Attention: [•] with copy to: Seward & Kissel LLP, One Battery Park Plaza, New York, NY Attention: Keith Billotti and, if to any Holder, at such Holder’s mailing or electronic mail address as set forth in Schedule A hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without the consent of the holders of all the Registrable Securities at the time in question; provided, that such consent shall not be unreasonably withheld.

5.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder to an Affiliate of such Holder or to any Person who acquires, directly or indirectly, all or substantially all of its consolidated assets (including by way of merger, amalgamation or otherwise by operation of law); provided, that such transferee shall only be admitted as a party hereunder and assume such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto, whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. This Agreement may be executed electronically or by PDF.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, that, any amendment hereto or waiver hereof that adversely affects a Holder shall require the consent of the Holder so affected; provided, further, that any party hereto may waive any benefit afforded to such party on behalf of itself. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company will not grant any Person any registration rights with respect to equity securities of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in this Agreement in any material respect.

5.7 Term. The registration rights contained in this Agreement shall terminate in any event with respect to any Holder when any such holder no longer owns any Registrable Securities.

5.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.9 Road Shows. At the request of any Participating Holder, the Company shall use commercially reasonable efforts to make available its executive officers to cooperate with customary marketed road shows to assist each Holder in an offering of its Registrable Securities hereunder at the cost of the Company; provided, that the aggregate number of days of “road show” presentations in connection with an offering of Registrable Securities for each Request shall not exceed two Business Days (excluding any applicable travel time).

5.10 Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by Law, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that no party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief.

5.11 Interpretation. When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares. Whenever any Holder has any consent or approval right, in this Agreement, such consent or approval may be given or withheld or made subject to such conditions as are determined by the relevant Person in its sole discretion.

5.12 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.14 No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each Holder, and no Holder will be liable for any breach, default, liability or other obligation of the other Holder party to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HEIDMAR MARITIME HOLDINGS CORP

By:
Name:
Title:

Signature Page to Registration Rights Agreement

RHEA MARINE LTD.

By:
Name:
Title:

MAISTROS SHIPINVEST CORP.

By:
Name:
Title:

SCHEDULE A

Holder	Address
Rhea Marine Ltd.

[•]

[•]

[•]

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Fax: 212-480-8421

Phone: 212-574-1200

Attention: Keith Billotti

billotti@sewkis.com

Maistros Shipinvest Corp.

Capital Building,

3, Iassonos Street,

18537 Piraeus, Greece

Tel. +30 2104584950

Fax. +30 2104284285

Attention: Legal Department

legal@capitalship.gr

with a copy (which shall not constitute notice) to:

Watson Farley & Williams LLP

120 West 45th Street, 20th floor

New York, New York 10036

Fax: 212-922-1512

Phone: 212-922-2200

Attention: Steven Hollander

shollander@wfw.com

A-1